UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2005
ENDOCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27212 (Commission File Number)	33-0618093 (I.R.S. Employer Identification Number)
201 Technology Drive
Irvine, California 92618
(Address of Principal Executive Offices, including zip code)
(949) 450-5400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On September 14, 2005, following a review of industry surveys and peer data relating to director compensation, our Board of Directors approved the following changes to our director compensation, effective October 1, 2005:
•	The annual retainer payable to each of our non-employee directors was increased from $18,000 to $25,000;

•	The additional annual retainer payable to our lead independent director was increased from $10,000 to $15,000;

•	The additional annual retainer payable to the chairman of our audit committee was increased from $10,000 to $12,500;

•	The additional annual retainer payable to the chairman of our nominating and corporate governance committee was reduced from $10,000 to $7,500; and

•	An additional $2,500 annual retainer was added for each member of our audit committee.
These annual retainers are paid quarterly in arrears. The additional annual retainers are cumulative for any director who serves in multiple capacities for which such director is entitled to more than one additional annual retainer (for example, because the lead independent director also serves as chairman of the nominating and corporate governance committee and currently is a member of the audit committee, he is entitled to receive an aggregate annual retainer of $50,000, equal to the base annual retainer of $25,000 plus an aggregate additional annual retainer of $25,000).
Filed as Exhibit 10.1 to this report and incorporated by reference herein is a description of our director compensation, as amended on September 14, 2005.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
10.1	Description of director compensation, as amended on September 14, 2005.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOCARE, INC.
September 16, 2005	By:	/s/ Michael R. Rodriguez
Michael R. Rodriguez
Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Description of director compensation, as amended on September 14, 2005.